Exhibit 5.2

Heenan Blaikie

Of Counsel
The Right Honourable Pierre Elliott Trudeau, P.C., C.C., C.H., Q.C., FRSC (1984 - 2000)
The Right Honourable Jean Chrétien, P.C., C.C., O.M., Q.C.
The Honourable Donald J. Johnston, P.C., O.C., Q.C.
Donald R. Munroe, Q.C.
Pierre Marc Johnson, G.O.Q., FRSC
The Honourable Michel Bastarache, C.C.
The Honourable René Dussault, FRSC
Peter M. Blaikie, Q.C.
André Bureau, O.C.

May 11, 2012

Lions Gate Entertainment Inc.

2700 Colorado Avenue, Suite 200

Santa Monica, California  90404

Lions Gate Entertainment Corp.

1055 West Hastings Street, Suite 2200

Vancouver, British Columbia V6E 2E9

Dear Sir or Madam:

Re:                 Registration of Securities of Lions Gate Entertainment Inc. and Lions Gate Entertainment Corp.

We have acted as Canadian counsel to Lions Gate Entertainment Corp., a company existing under the laws of British Columbia (the “Company”) and Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”).  At your request, we have examined the Registration Statement of the Company and LGEI on Form S-3 dated May 11, 2012 (the “Registration Statement”) in connection with the registration under the United States Securities Act of 1933 of (i) $45,000,000 aggregate principal amount of 4.00% convertible senior subordinated notes due 2017 (the “Notes”) issued by LGEI and the related guarantee by the Company, (ii) the Conversion Shares (as defined herein), and (iii) 5,837,781 common shares of the Company (the “Acquisition Shares”) issued in connection with the acquisition of Summit Entertainment, LLC.  The Notes have been issued pursuant to an indenture dated January 11, 2012 among LGEI, the Company and The Bank of New York Mellon Trust Company, N.A. (the “Indenture”).  In accordance with the terms and conditions of the Indenture and subject to adjustment in certain circumstances as provided therein, the Notes are initially convertible into 4,285,714 common shares of the Company being 95.23809 common shares of the Company per $1,000 principal amount of Notes (the “Conversion Shares”).

In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(a)                            the Registration Statement;

(b)                           the Indenture;

1055 West Hastings Street

Suite 2200

Vancouver, British Columbia

Canada  V6E 2E9

heenanblaikie.com

(c)                            the Notice of Articles of the Company as currently in effect;

(d)                           the Articles of the Company as currently in effect; and

(e)                            extracts of minutes of meeting of the Company’s board of directors dated December 16, 2011 approving the execution and delivery of the Indenture, the guarantee of the Notes, the issue of the Acquisition Shares and related matters.

Our opinions expressed herein are limited to the current laws of the Province of British Columbia and those federal laws of Canada applicable therein and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction.

In connection with the opinions expressed herein, we have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, other documents and conducted such other examinations as we have considered necessary for the purpose of our opinion.

For the purposes of the opinions expressed herein, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant and subject to the limitations and qualifications in this opinion, we are of the opinion that:

(a)                                  the Conversion Shares issuable upon conversion of the Notes, when issued in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable; and

(b)                                 the Acquisition Shares are validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.

Yours truly,

Heenan Blaikie LLP

/s/ Heenan Blaikie LLP